EXHIBIT 10.2


                             THE COCA-COLA COMPANY
              2002 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN


Section 1.   Purpose

     The purpose of The Coca-Cola Company 2002 Stock Option and Stock Appreciation Right Plan (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company or its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. Also, the Plan is intended to help the Company and its Related Companies, in certain instances, to attract and compensate consultants to perform key services.


Section 2.   Definitions

     "Business Day" means a day on which the New York Stock Exchange is open for securities trading.

     "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended ("1934 Act"), as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the KO Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

     "Board" means the Board of Directors of the Company.

     "Committee" means a committee appointed by the Board of Directors in accordance with the Company's By-Laws from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Stock Option Subcommittee of the Compensation Committee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 under the 1934 Act, or any successor rule or regulation.

     "Disabled" or "Disability" means the optionee meets the definition of "disabled" under the terms of the Company's Long Term Disability Income Plan in effect on the date in question, whether or not the optionee is covered by such plan.

     "ISO" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     "KO Common Stock" means the common stock of The Coca-Cola Company, par value $.25 per share.

     "Majority-Owned Related Company" means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital on the date an Option or SAR is granted.

     "NSO" means a stock option that does not constitute an ISO.

     "Options" means ISOs and NSOs granted under this Plan.

     "Related Company" or "Related Companies" means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

     "Retire" means to enter Retirement.

     "Retirement" means an employee's termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that plan and (ii) for all other employees, the terms of the Employee Retirement Plan (the "ERP"), whether or not the employee is covered by the ERP. Notwithstanding the above, if an employee receiving severance payment(s) would have been eligible for Retirement as defined above had the employee continued his employment for a period equal to the period of the proposed severance payment(s), the employee will be deemed retired under this plan as of the date severance begins.

     "SAR" means stock appreciation rights granted under this Plan. An SAR entitles the Participant to receive, in KO Common Stock, value equal to the excess of: a) the fair market value of a specified number of shares of KO Common Stock at the time of exercise; over b) an exercise price established by the Committee.


Section 3.   Options and SARs

     The Company may grant ISOs and NSOs to those persons meeting the eligibility requirements in Section 6(a) and NSOs to those persons meeting the eligibility requirements in Sections 6(b) and 6(c).

     The Company may grant SARs to any persons meeting the eligibility requirements in Sections 6(a), (b) and (c).

     An individual who is granted an Option and/or an SAR shall be referred to herein as an "optionee."


Section 4.   Administration

     The Plan shall be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees of the Company and its Related Companies (including officers, whether or not they are directors) and consultants to whom, and the time or times at which, Options and SARs will be granted; the number of shares to be subject to each Option and SAR; the duration of each Option and SAR; the time or times within which the Option or SAR may be exercised; the cancellation of the Option or SAR (with the consent of the holder thereof); and the other conditions of the grant of the Option or SAR, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options or SARs need not be the same with respect to each optionee or with respect to each Option or SAR.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary, or advisable, for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options and SARs granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees and consultants to the Company and/or its Related Companies, optionees and the respective successors in interest of any of the foregoing.


Section 5.   Stock

     The KO Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued KO Common Stock or from the Company's treasury shares. The total number of shares of KO Common Stock that may be issued or transferred under the Plan pursuant to Options or SARs granted thereunder may not exceed 120,000,000 shares (subject to adjustment as described below); provided, however, that in no event shall the number of shares of KO Common Stock that may be issued, transferred or sold under the Plan exceed 5% of the number of shares of KO Common Stock outstanding on a given date. Such number of shares shall be subject to adjustment in accordance with Section 5 and
Section 11. KO Common Stock subject to any unexercised portion of an Option or SAR which expires or is canceled, surrendered or terminated for any reason may again be subject to Options or SARs granted under the Plan.


SECTION 6.   ELIGIBILITY

     Options and/or SARs may be granted to:

     (a) employees of the Company and its Majority-Owned Related Companies,

     (b) particular employee(s) of a Related Company, who within the past eighteen (18) months were employee(s) of the Company or a Majority-Owned Related Company, and in rare instances to be determined by the Committee at its sole discretion, employees of a Related Company who have not been employees of the Company or a Majority-Owned Related Company within the past eighteen (18) months, and

     (c) consultants providing key services to the Company or its Related Companies (provided that consultants are natural persons and are not former employees of the Company or any Related Company, and that consultants shall be eligible to receive only NSOs or SARs and shall not be eligible to receive ISOs).

No person shall be granted the right to acquire, pursuant to Options or SARs granted under the Plan, more than 5 % of the aggregate number of shares of KO Common Stock originally authorized under the Plan, as adjusted pursuant to
Section 11.


SECTION 7.   AWARDS OF OPTIONS AND SARS

     Except as otherwise specifically provided in this Plan, Options and SARs granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) Option Price and Exercise Price. The option price (for NSOs and
     ISOs) and the exercise price (for SARs) shall be 100% of the fair market value of the KO Common Stock on the date of grant. The fair market value of a share of KO Common Stock shall be the average of the high and low market prices at which a share of KO Common Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing. If necessary to comply with foreign laws, the Committee may, at its sole discretion, grant Options and SARs at an option price or exercise price less than 100% of the fair market value of the KO Common Stock on the date of grant.

          (b) Payment of Option Price. The option price shall be paid in full at the time of exercise, except as provided in the next sentence. If an exercise is executed by the plan administrator using the cashless method, the exercise price shall be paid in full no later than the close of business on the third Business Day following the exercise.

          Payment may be in cash or, upon conditions established by the Committee, by delivery of shares of KO Common Stock owned by the optionee for at least six (6) months prior to the date of exercise.

          The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding of shares of KO Common Stock.

          If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of KO Common Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

          (c) Exercise May Be Delayed Until Withholding is Satisfied. The Company may refuse to recognize the exercise of an Option or SAR if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding which the Company determines is necessary to comply with applicable requirements.

          (d) Duration of Options and SARs. The duration of Options and SARs shall be determined by the Committee, but in no event shall the duration of an ISO exceed ten (10) years from the date of its grant or the duration of an NSO or SAR exceed fifteen (15) years from the date of its grant.

          (e) Vesting. Options and SARs shall contain such vesting terms as are determined by the Committee, at its sole discretion, including, without limitation, vesting upon the achievement of certain specified performance targets. In the event that no vesting determination is made by the Committee, Options and SARs shall vest as follows: (1) 25% on the first anniversary of the date of the grant; (2) 25% on the second anniversary of the date of the grant; (3) 25% on the third anniversary of the date of the grant; and (4) 25% on the fourth anniversary of the date of the grant.

          (f) Other Terms and Conditions. Options and SARs may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that, except in the event of a Change in Control, Retirement, Disability or death of the optionee, no grant shall provide that an Option or SAR shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option or SAR is granted. The grant of an Option or SAR to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of such employee. The grant of an Option or SAR to any consultant shall not affect in any way the right of the Company and any Related Company to terminate the services of such consultant.

          (g) ISOs. The Committee, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

          The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the KO Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee (or such other time limit as may be required by the Internal Revenue Code of 1986, as amended). If any subsidiary or Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.

          (h) Deferral of Gains. Gains associated with any exercise of Options and SARs shall be eligible for deferral in accordance with the terms and subject to the conditions of The Coca-Cola Company Deferred Compensation Plan.

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

SECTION 8.   NONTRANSFERABILITY OF OPTIONS AND SARS

     No Option or SAR granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option or SAR shall be exercisable only by the optionee personally or by the optionee's legal representative.


SECTION 9. EFFECT OF TERMINATION OF EMPLOYMENT, OTHER CHANGES OF EMPLOYMENT OR EMPLOYEE STATUS, DEATH, RETIREMENT, OR A CHANGE IN CONTROL

     (a) For Employees. For optionees who are employees of the Company or its Related Companies on the date of grant, the following provisions shall apply:



         Event                       Impact on Vesting                   Impact on Exercise Period
------------------------------------------------------------------------------------------------------------

Employment terminates upon      All Options and SARs become             Option/SAR expiration date provided
Disability.                     immediately vested.                     in grant continues to apply.
------------------------------------------------------------------------------------------------------------
Employment terminates upon      Options and SARS held at least 12       Option/SAR expiration date provided
Retirement.                     full calendar months become             in grant continues to apply.
                                immediately vested; Options and
                                SARs held less than 12 full calendar
                                months are forfeited.
------------------------------------------------------------------------------------------------------------
Employment terminates upon      All Options and SARs become             Right of executor, administrator
death.                          immediately vested.                     of estate (or other transferee
                                                                        permitted by Section 8) to exercise
                                                                        Options and SARs terminates on
                                                                        earlier of (1) 12 months from the
                                                                        date of death, or (2) the Option/SAR
                                                                        expiration date provided in the
                                                                        grant continues to apply.
------------------------------------------------------------------------------------------------------------
Employment terminates upon      All Options and SARs become             Option/SAR expiration date provided
Change in Control.              immediately vested.                     in grant continues to apply.
------------------------------------------------------------------------------------------------------------
Termination of employment       Unvested Options and SARs are           Options/SARs expire upon the earlier
where optionee receives         forfeited.                              of (1) the end of the severance
severance payment(s).                                                   period, but not less than 6 months
                                                                        from the termination date, or
                                                                        (2) the Option/SAR expiration date
                                                                        provided in grant.
-------------------------------------------------------------------------------------------------------------
Termination of employment       Unvested Options are forfeited.         Expires upon earlier of (1) 6 months
where optionee does not                                                 from termination date, or (2) Option/
receive severance payment(s).                                           SAR expiration date provided in grant.
-------------------------------------------------------------------------------------------------------------
US Military leave.              Vesting continues during leave.         Option/SAR expiration date provided
                                                                        in grant continues to apply.
-------------------------------------------------------------------------------------------------------------
Eleemosynary service.           Committee's discretion.                 Committee's discretion.
-------------------------------------------------------------------------------------------------------------
US FMLA leave of absence        Vesting continues during leave.         Option/SAR expiration date provided
                                                                        in grant continues to apply.
-------------------------------------------------------------------------------------------------------------


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




         Event                       Impact on Vesting                   Impact on Exercise Period
-------------------------------------------------------------------------------------------------------------
Optionee's employer is no       Unvested Options and SARs are           Expires upon earlier of (1) 6 months
longer a Related Company        forfeited.                              from termination date or (2) Option/
(this constitutes a                                                     SAR expiration date provided in grant.
termination of employment
under the Plan, effective
the date the Company's
investment falls below
20%).
-------------------------------------------------------------------------------------------------------------
Employment transferred to       Vesting continues after transfer.       The Option/SAR expiration date
Related Company                                                         provided in the grant continues to
                                                                        apply.
-------------------------------------------------------------------------------------------------------------
Death after employment has      Not applicable.                         Right of executor, administrator of
terminated but before option                                            estate (or other transferee permitted
has expired.  Note:  Termina-                                           by Section 8) terminates on earlier
tion of employment may have                                             of (1) 12 months from the date of
resulted in a change to the                                             death, or (2) the Option/SAR expira-
original Option/SAR expira-                                             tion date that applied at the date
tion date provided in the                                               of death.
grant.
-------------------------------------------------------------------------------------------------------------


     In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that Options and SARs unvested will expire and the option/SAR exercise period will end on the earlier of 6 months from the date the leave began or the option expiration date provided in the grant), unless the Committee identifies a valid business interest in doing otherwise, in which case it may, specify what provisions it deems appropriate at its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

     (b) For Consultants. For optionees who are consultants, the provisions relating to changes of work assignment, death, disability, Change in Control, or any other provision of an Option or SAR shall be determined by the Committee at the date of the grant.

     (c) Committee Retains Discretion To Establish Different Terms Than Those Provided in Sections 9(a) or 9(b). Notwithstanding the foregoing provisions, the Committee may, at its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of Options and SARs at the time of grant or (with the consent of the affected optionee) on the expiration or exercisability of outstanding Options and SARs. However, no Option or SAR can have a term of more than fifteen years.


SECTION 10.   NO RIGHTS AS A SHARE OWNER

     An optionee or a transferee of an optionee pursuant to Section 8 shall have no right as a share owner with respect to any KO Common Stock covered by an Option or SAR or receivable upon the exercise of an Option or SAR, until the optionee or transferee shall have become the holder of record of such KO Common Stock. No adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such KO Common Stock covered by any Option or SAR for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder.


SECTION 11.   ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION AND EXERCISE
              PRICE

     In the event there is any change in the shares of KO Common Stock through the declaration of stock dividends, or stock splits, or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of KO Common Stock available for Options and SARs as well as the number of shares of KO Common Stock subject to any outstanding Option or SAR and the option price or exercise price thereof. Any such adjustment may provide for the elimination of any fractional shares, which might otherwise become subject to any Option or SAR, without payment therefor.


SECTION 12.   AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options or SARs under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to optionees who are subject to the provisions of
Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option or SAR granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the share owners of the Company. However, in no event may additional shares of KO Common Stock be allocated to the Plan or any outstanding option or SAR be repriced or replaced without share-owner approval. Without limiting the foregoing, the Board or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

     No amendment or termination or modification of the Plan shall in any manner affect any Option or SAR theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options and SARs theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options and SARs affected thereby. Grants of ISOs may be made under this Plan until April 17, 2012 or such earlier date as this Plan is terminated, and grants of NSOs and SARs may be made until all of the 120,000,000 shares of KO Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 11) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options or SARs outstanding under the Plan, unless earlier terminated by the Board or by the Committee.


SECTION 13.   GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

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